UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SOLTA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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SUPPLEMENT DATED May 16, 2013

TO PROXY STATEMENT DATED APRIL 22, 2013

This supplement to the Proxy Statement dated April 22, 2013 (the “2012 Proxy Statement”) for Solta Medical, Inc. corrects the following disclosures made in the 2012 Proxy Statement:

1)	The share amount as of the record date was omitted in the following question and answer section on page 2 of the 2012 Proxy Statement. The answer should read as follows:

Who is entitled to vote at the meeting?	Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote at the meeting, and at any postponements or adjournments thereof. At the close of business on the Record Date, we had 79,340,410 shares of common stock outstanding and entitled to notice of the Annual Meeting and to vote at the meeting, and at any postponements or adjournments thereof.

2)	The explanatory paragraph to the Audit Fees Table was corrected to provide additional description to the professional services that were included in the category “audit fees.” The paragraph is corrected to read as follows:

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the integrated audit of the Company’s 2012 financial statements, the review of quarterly financial statements, review and audit of the corresponding external filings for such financial statements, and assurance and related services related to the performance of the audit or review of a company’s financial statements, such as advisory on Sarbanes-Oxley compliance; “audit-related fees” are for out-of-pocket expenses related to these audits; “tax services fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories, including audit and review work of financial statements from companies acquired, and audit work provided by the Accountant in connection with other statutory and regulatory filings.